UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 24, 2023

MIND Technology, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-13490	76-0210849
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2002 Timberloch Place, Suite 550
The Woodlands, Texas	77380
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 281-353-4475

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock - $0.01 par value per share	MIND	The NASDAQ Stock Market LLC
Series A Preferred Stock - $1.00 par value per share	MINDP	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company      ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01         Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On January 24, 2023, MIND Technology, Inc. (the “Company”) received approval from The NASDAQ Stock Market LLC (“Nasdaq”) to transfer the listings of its common stock, $0.01 par value per share (the “common stock”), and Series A preferred stock, $1.00 par value per share (the “preferred stock,” and collectively with the common stock, the “securities”), from The Nasdaq Global Select Market to The Nasdaq Capital Market, effective with the opening of the market on January 26, 2023. The Company’s common stock and preferred stock will continue to trade under the symbols “MIND” and “MINDP”, respectively. The Nasdaq Capital Market is a continuous trading market that operates in substantially the same manner as The Nasdaq Global Select Market.

As previously reported, on July 27, 2022, the Company’s common stock was not in compliance with Nasdaq’s requirement to maintain a minimum bid price of $1.00 per share for continued listing on The Nasdaq Global Select Market (the “Bid Price Requirement”). The Company was granted 180 calendar days, or until January 23, 2023, to regain compliance with the Bid Price Requirement.

On January 17, 2023, as required in order to request an additional 180 calendar day compliance period, the Company applied to transfer its securities from The Nasdaq Global Select Market to The Nasdaq Capital Market (the “listings transfer”). On January 24, 2023, the Company received a letter from the Nasdaq Listing Qualifications Department (the “Staff”) notifying the Company that its listings transfer was approved and that the Company is eligible for an additional 180 calendar day period, or until July 24, 2023, to regain compliance with the Bid Price Requirement. The Staff’s approval was in part based upon the Company meeting the applicable market value of publicly held shares requirement for continued listing and all other applicable requirements for initial listing on The Nasdaq Capital Market (except for the Bid Price Requirement); the Company’s written notice of its intention to cure the deficiency by effecting a reverse stock split, if necessary; its agreement to the conditions outlined in the Nasdaq Listing Agreement; and additional supporting information provided in its application. If, at any time before July 24, 2023, the closing bid price for the Company’s common stock closes at $1.00 or more for a minimum of 10 consecutive business days, the Staff will provide written notification to the Company that it has regained compliance with the Bid Price Requirement, unless the Staff exercises its discretion to extend this 10 business day period pursuant to Nasdaq Listing Rule 5810(c)(3)(H).

If the Company does not regain compliance with the Bid Price Requirement by the applicable date, the Staff will provide written notification that the Company’s common stock will be delisted. At that time, the Company may appeal the Staff’s determination to a Nasdaq Listing Qualifications Panel. However, there can be no assurance that such an appeal would be successful.

The Company plans to carefully assess potential actions to regain compliance. However, there can be no assurance that the Company will be able to regain compliance with the Bid Price Requirement during the additional 180 calendar day compliance period.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MIND Technology, Inc.

January 25, 2023	By:	/s/ Robert P. Capps

Name: Robert P. Capps
Title: President and Chief Executive Officer